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                                                                   EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         We consent to the incorporation by reference in this Registration Statement on Form S-8 of TIB Financial Corp. of our report dated February 21, 2003 relating to the consolidated balance sheets of TIB Financial Corp. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 2002, which report appears in the December 31, 2002 annual report on Form 10-K of TIB Financial Corp.


                                    /s/ BDO Seidman, LLP


Atlanta, Georgia
June 6, 2003